EXHIBIT 99.1

SOBRsafe Announces Pricing of $8.2 million Private Placement

DENVER, CO / ACCESSWIRE / October 7, 2024 / SOBR Safe, Inc. (NASDAQ:SOBR) ("SOBRsafe"), provider of next-generation transdermal alcohol detection solutions, today announced the pricing of a private placement with certain institutional investors. The aggregate gross cash proceeds are expected to be $8.2 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the private placement for general corporate purposes and working capital.

In connection with the private placement, the Company is planning to issue an aggregate of 2,024,691 units. Each unit will be sold at an effective unit price of $4.05 per unit and will consist of one share of common stock (or one pre-funded warrant in lieu thereof), two (2) Series A warrants, each exercisable for one share of common stock at an initial exercise price of $3.80 per share and one (1) Series B warrant at an exercise price of $0.001 to purchase such number of shares of common stock as will be determined on the Reset Date (as defined in the Series B warrant). The Series A warrants and the Series B warrants are exercisable beginning on the date that Stockholder Approval (as defined in the Series A warrant) is obtained. The Series A warrants will have a term of 5 years and the Series B warrants are exercisable until exercised in full. The exercise price and number of shares of common stock issuable upon exercise of the Series A warrants are subject to adjustment upon future dilutive issuances and stock splits, subject to a floor, and the exercise price and number of shares of common stock issuable upon exercise of the Series B warrants are subject to adjustment upon stock splits, subject to a floor, in each case, as described in more detail in the Current Report on Form 8-K to be filed in connection with the private placement.

The closing of the private placement is expected to occur on or about October 8, 2024, subject to the satisfaction of certain customary closing conditions.

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Aegis Capital Corp. is acting as the Exclusive Placement Agent for the private placement. Lucosky Brookman LLP is acting as counsel to the Company. Sichenzia Ross Ference Carmel LLP is acting as counsel to Aegis Capital Corp.

The securities described above are being sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) covering the resale of the common stock sold in the private placement and the common stock issuable upon exercise of the pre-funded warrants and the warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SOBRsafe™

Alcohol misuse is the fourth leading cause of preventable death in America, and the seventh worldwide. Yet prevention and monitoring solutions have not kept pace with this epidemic. Legacy technologies are invasive and inefficient, unhygienic and unconnected. There has to be a better way.

Enter SOBRsafe™. Our advanced transdermal (touch-based) technology detects and instantaneously reports the presence of alcohol as emitted through a user's skin - no breath, blood or urine sample is required. With a powerful backend data platform, SOBRsafe provides next generation, passive detection technology for the behavioral health, judicial and consumer markets, and for licensing and integration.

The SOBRsafe technology is commercially available for point-of-care screening (SOBRcheck) and continuous monitoring (SOBRsure). At SOBRsafe, our mission is to create better outcomes and save lives. To learn more, visit www.sobrsafe.com.

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Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Contact SOBRsafe:

IR@sobrsafe.com

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